                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 18, 1997 incorporated by reference in RDO Equipment Co.'s Form 10-K for the year ended January 31, 1997 and to all references to our firm included in this registration statement.

                                       ARTHUR ANDERSEN LLP

                                       /s/ Arthur Andersen LLP

Minneapolis, Minnesota
July 16, 1997